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                           divine interVentures, inc.

                              Class A Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                             [           ], 2000

FleetBoston Robertson Stephens, Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Bear Stearns & Co. Inc.
William Blair & Company, L.L.C.
DLJdirect Inc.
As Representatives of the Several Underwriters,

c/o FleetBoston Robertson Stephens, Inc.
555 California Street, Suite 2600
San Francisco, CA 94104

Dear Sirs:

1.  Introductory.  divine interVentures, inc., a Delaware corporation
("Company"), proposes to issue and sell   shares to the Underwriters ("Firm
Securities") of its Class A common stock ("Securities") and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than additional shares ("Optional Securities") of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities." As part of the offering contemplated by this Agreement, Donaldson, Lufkin & Jeanrette Corporation (the "Designated Underwriter") has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to shares, for sale to the Company's employees, directors, vendors, service providers, customers and other persons who have business or other relationships with the Company, officers and directors of the Company, any Subsidiary (as defined in Section 2(d)(i)), any Associated Company (as defined in Section 2(d)(ii)) or Cost Basis Investee (as defined in Section 2(d)(ii)) (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by a Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Designated Underwriter as part of it allocation as set forth in the Prospectus. The Company hereby agrees with the several Underwriters named in Schedule A hereto ("Underwriters") as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

       (a) A registration statement (No. 333-92851), including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("initial registration statement") has been declared effective, either (i) an additional registration statement ("additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule, and the Offered Securities all have been duly registered under the Act pursuant to

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       the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and, upon such filing, the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

       (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement

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       of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in, or omissions from, a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in
       Section 7(b) hereof.

       (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect (as defined below)).

       (d) (i) Each entity in which the Company owns, either directly or indirectly, a majority of its issued equity securities and which is scheduled hereto in Schedule B (each, a "Subsidiary") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect (as defined below)); all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects; (ii) to the best of the Company's knowledge after due enquiry, (A) each other entity in which the Company and each private equity fund in which it holds an interest, in each case either directly or indirectly, and which is scheduled hereto in Schedule C (each, an "Associated Company") and each of Comerx, Inc., comScore, Inc., The National Transportation Exchange, Inc., Neoforma.com, Inc. and Sequoia Software Corporation (together, the "Cost Basis Investees") has been duly incorporated, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation, or, in the case of any Associated Company which is organized as a limited partnership or limited liability company, has been duly organized and is an existing limited partnership or limited liability company in good standing under the laws of the jurisdiction under which it is organized;
       (B) to the best of the Company's knowledge after due enquiry, each Associated Company has the power and authority (corporate and/or other, as required) to own its properties and conduct its business as described in the Prospectus; (C) the Company owns its interests in its Subsidiaries and Associated Companies, in each case in the amounts

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       and percentages disclosed in the Prospectus; (D) to the best of the
       Company's knowledge after due enquiry, each Associated Company is duly qualified to do business as a foreign corporation or, as the case may be, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect (as defined below)); (E) to the best of the Company's knowledge after due enquiry, all of the issued and outstanding capital stock held directly or indirectly by the Company in each incorporated Associated Company has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock or limited partnership or limited liability company interest of each Associated Company owned by the Company, directly or indirectly, is owned free from liens, encumbrances and defects in each instance where the absence of the foregoing would not individually in the case of the Company and any Subsidiary, or in any other case in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company, the Subsidiaries, the Associated Companies and the Cost Basis Investees taken as a whole (a "Material Adverse Effect").

       (e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will be, validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities and the authorized issued and outstanding capital stock of the Company as of March 31, 2000 was set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization."

       (f) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

       (g) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

       (h) The Offered Securities have been approved for listing on the Nasdaq Stock Market's National Market, subject to official notice of issuance.

       (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as may be required under applicable state securities laws.

       (j) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company any Subsidiary or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such

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       Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject (except for such breaches, violations or defaults that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect) or the charter or by-laws of the Company or any such Subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company.

       (k) The Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them and which are, either individually or in the aggregate, material to their business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its Subsidiaries hold any leased real or personal property which is, either individually or in the aggregate, material to their business under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

       (l) The Company, its Subsidiaries and, to the best of the Company's knowledge after due enquiry, the Associated Companies, each possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, any Subsidiary or any Associated Company, would be reasonably likely to have a Material Adverse Effect.

       (m) No labor dispute with the employees of the Company, any Subsidiary or, to the best of the Company's knowledge after due enquiry, any Associated Company or any of their respective principal suppliers, manufacturers, customers or contractors exists or, to the knowledge of the Company, is imminent, that might have a Material Adverse Effect.

       (n) The Company, its Subsidiaries and, to the best of the Company's knowledge after due enquiry, the Associated Companies each possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, and none of them have received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, any Subsidiary or any Associated Company, would be reasonably likely to, either individually or in the aggregate, have a Material Adverse Effect.

       (o) There are no pending actions, suits or enforcement proceedings against or affecting the Company, any Subsidiary or, to the best of the Company's knowledge after due enquiry, any Associated Company, or any of their respective properties or, to the Company's knowledge, any of the Company's executive officers or directors, that would be reasonably likely to have a Material Adverse Effect, materially and adversely affect the ability of the Company to perform its obligations under this Agreement or otherwise materially and adversely affect the sale of the Offered Securities hereunder; and, to the best of the Company's knowledge after due enquiry, no such actions, suits, or enforcement proceedings are threatened or contemplated.

       (p) None of the Company, any Subsidiary nor, to the best of the Company's knowledge after due enquiry, any Associated Company is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction

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       over the Company, such Subsidiary or, to the best of the Company's knowledge after due enquiry, any Associated Company or any of their respective properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Effect.

       (q) Save as described in the Prospectus, neither the Company, nor any of its executive officers or, to the Company's knowledge, any of its directors are a party to any agreement (i) the terms of which restrict the ability of the Company to conduct its business as described in the Prospectus or (ii) restrict any of its officers or its directors, to act in such capacity on behalf of the Company; and the Company believes that it and each Subsidiary, and it and each Associated Company, conduct business between each other on terms substantially equivalent to those that could be obtained on an arm's length basis.

       (r) Neither the Company, any Subsidiary or, to the best of the Company's knowledge after due enquiry, any Associated Company, is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

       (s) Each of the Company, the Subsidiaries and, to the best of the Company's knowledge after due enquiry, the Associated Companies, has timely filed all necessary federal and state income and franchise tax returns and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company or any Subsidiary or Associated Company other than in each instance such as would not have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company and its Subsidiaries and, to the Company's knowledge the Associated Companies.

       (t) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company or the issuance and sale by the Company of the Offered Securities.

       (u) Each of the accountants who certified the financial statements and supporting schedules included in the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

       (v) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position, results of operations and cashflows for each of the Company, its consolidated Subsidiaries and each of BeautyJungle.com, Inc., bid4real.com, inc., Bid4Real.com LLC, BidBuyBuild, Inc., closerlook, inc., eFiltration.com, Inc., i-Fulfillment, Inc., iGive.com, inc., iSalvage.com, Inc., i-Street, Inc., LiveOnTheNet.com, Inc., Martin Partners, L.L.C., Mercantec, Inc., mindwrap, inc., The Oilspot.com LLC, OpinionWare.com, Inc., Outtask.com, Inc., Perceptual Robotics, Inc., PocketCard Inc. ViaChange.com, Inc., Web Design Group, Inc., Westbound Consulting, Inc., Whiplash, Inc. and Xippix, Inc. (the "Audited Associated Companies") and their respective subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States, applied on a consistent basis. In addition, the

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       information contained in the Registration Statement and the Prospectus presents fairly, in all material respects, the Company's equity ownership and percentage of voting control in each Subsidiary, each Associated Company and each Cost Basis Investee as at May 15, 2000. The assumptions used in preparing the pro forma financial statements and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application. No other financial statements or supporting schedules other than those included in the Registration Statement are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Summary--Summary Selected Financial Data", "Selected Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the financial statements contained in the Registration Statement.

       (w) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Subsidiaries and the Associated Companies, taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

       (x) The Company is not, and is not currently required to be, registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), and at all times maintains satisfactory controls and procedures to provide accurate data upon which to evaluate its status with respect thereto; the Company currently intends to use the proceeds of the offering as described in the prospectus under "Use of Proceeds", and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company," as such term is defined in the Investment Company Act.

       (y) Neither the Company, nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) or any person acting on behalf of any of them, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer and sale of the Company's Series C, D, E or F Convertible Preferred Stock, or of the securities sold in the concurrent private placements described in the Prospectus, and the offer and sale of such securities has been conducted in a manner which will not lead to the integration of such offering with the offering of the Securities to which this Agreement relates.

       (z) The Company represents and warrants to the Underwriters that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

       (aa) The Company has not offered, or caused the Underwriters to offer, any offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

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       (bb) Each of the Company, its Subsidiaries and, to the best of the
       Company's knowledge after due enquiry, each Associated Company, are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company, its Subsidiaries and, to the best of the Company's knowledge after due enquiry, the Associated Companies are insured against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors' and officers' liability, except in any case as would not reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that it, any Subsidiary or any Associated Company will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company, any Subsidiary, nor to the best of the Company's knowledge after due enquiry any Associated Company, has been denied any insurance coverage which it has sought or for which it has applied, except in any case as would not reasonably be expected to have a Material Adverse Effect.

       (cc) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Offered Securities.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $____ per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a money center bank designated by the Company at the office of Katten Muchin Zavis, at 9:00 A.M.,
New York time, on    , or at such other time not later than seven full business days thereafter as FleetBoston Robertson Stephens ("Robertson Stephens") and the Company determine, such time being herein referred to as the "First Closing Date." For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as Robertson Stephens requests and will be made available for checking and packaging at the office of Katten Muchin Zavis, Chicago, at least 24 hours prior to the First Closing Date.

In addition, upon written notice from Robertson Stephens given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by Robertson Stephens to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Robertson Stephens to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by Robertson Stephens but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.

The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a money center bank designated by the Company drawn to the order of ________, at the office of Katten Muchin Zavis. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as Robertson Stephens requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

       (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Robertson Stephens, subparagraph (4)) of Rule 424(b) not later than the earlier of
       (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise Robertson Stephens promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Robertson Stephens.

       (b) The Company will advise Robertson Stephens promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without Robertson Stephens's consent; and the Company will also advise Robertson Stephens promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

       (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify Robertson Stephens of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Robertson Stephens' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

       (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

       (e) The Company will furnish to the Representatives copies of each Registration Statement (five (5) of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Robertson Stephens requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

       (f) During the period of five years hereafter, the Company will furnish, at the end of each such fiscal year, a copy of its annual report to stockholders for such year to the Representatives and, upon request, to each of the other Underwriters at such time as such annual report is mailed to the Company's stockholders; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as Robertson Stephens may reasonably request.

       (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for the filing fee incident to, and the reasonable fees of counsel for the Underwriters in connection with the review by the National Association of Securities Dealers, Inc. ("NASD") of the Offered Securities, for any travel expenses of the Company's officers and employees, and any other expenses of the Company, in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

       (h) For a period of 180 days after the date of the initial public offering of the Offered Securities (the "Lock-Up Period"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Robertson Stephens provided that the Company may
       (i) issue shares in the concurrent private placements described in the Prospectus; (ii) issue shares of class A common stock upon the conversion of shares of its class B common stock outstanding on the date hereof;
       (iii) issue shares of class A common stock and grant options for the purchase of shares of class A common stock pursuant to its stock incentive plan and employee stock purchase plan in effect of the date hereof; (iv) issue shares upon the exercise of employee stock options outstanding on the date hereof; (v) issue shares in connection with acquisitions and strategic transactions, provided that the parties receiving shares in such acquisitions and strategic transactions agree to be bound by the restrictions described above for the remainder of the Lock-Up Period, and
       (vi) file registration statements on form S-8 with the Commission registering up to 15,000,000 shares of class A common stock issued or issuable under its stock incentive plan and employee stock purchase plan in effect on the date hereof.

       (i) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Associated Companies will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

       (j) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program. Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

       (k) The Company agrees that, for a period of 180 days after the date of the initial public offering of the Offered Securities, it will not release any holder of any class of its common or preferred stock from any contractual lock-up or similar arrangement with the Company in effect as of the date hereof, including those contained in any restricted stock agreement or purchase agreement relating to their purchase and sale, without the prior written consent of Robertson Stephens.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

       (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations and stating to the effect that:

       (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

       (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements of the Company and each Audited Associated Company included in the Registration Statements;

       (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (I) the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

               (II) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated Subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

               (III) for the period from the closing date of the latest consolidated statement of operations of the Company included in the Prospectus to the closing date of the latest available consolidated statement of operations of the Company read by such accountants there were, as compared with the period of corresponding length ended the date of the latest consolidated statement of operations included in the Prospectus, any decreases in revenues or increases in the total or per share amounts of net loss of the Company except in all cases set forth in clauses (II) and (III) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

       (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other numerical information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other numerical information are derived from (i) the general accounting records of the Company or any Associated Company (including any Audited Associated Company) or Subsidiary for which KPMG LLP either currently acts as auditor, or has so acted for the period in which such records were maintained, or (ii) are derived directly from such records by analysis or computation, with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this section, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery,

"Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

     (b) The Representatives shall have received letters, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG, LLP confirming, in each instance, that they are independent public accountants to each of each of BeautyJungle.com, Inc., bid4real.com, inc., Bid4Real.com LLC, closerlook, inc., eFiltration.com, Inc., iGive.com, inc., iSalvage.com, Inc., i-Street, Inc., Martin Partners, L.L.C., Mercantec, Inc., mindwrap, inc., The Oilspot.com LLC, OpinionWare.com, Inc., Outtask.com, Inc., Perceptual Robotics, Inc., PocketCard Inc., ViaChange.com, Inc., Web Design Group, Inc., Westbound Consulting, Inc., Whiplash, Inc. and Xippix, Inc. within the meaning of the Act and the applicable published Rules and Regulations and stating to the effect that, in their opinion, the financial statements and schedules of each of BeautyJungle.com, Inc., bid4real.com, inc., Bid4Real.com LLC, closerlook, inc., eFiltration.com, Inc., iGive.com, inc., iSalvage.com, Inc., i-Street, Inc., Martin Partners, L.L.C., Mercantec, Inc., mindwrap, inc., The Oilspot.com LLC, OpinionWare.com, Inc., Outtask.com, Inc., Perceptual Robotics, Inc., PocketCard Inc. ViaChange.com, Inc., Web Design Group, Inc., Westbound Consulting, Inc., Whiplash, Inc. and Xippix, Inc. examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations.

     (c) The Representatives shall have received a letter, dated the date of delivery thereto (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Arthur Andersen LLP (Boston) confirming that they are independent public accountants to LiveOnTheNet.com, Inc. within the meaning of the Act and the applicable published Rules and Regulations and stating to the effect that, in their opinion, the financial statements and schedules of LiveOnTheNet.com, Inc. examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations.

     (d) The Representatives shall have received a letter, dated the date of delivery thereto (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Arthur Andersen LLP (Chicago) confirming that they are independent public accountants to i-Fullfillment.com, Inc. within the meaning of the Act and the applicable published Rules and Regulations and stating to the effect that, in their opinion, the financial statements and schedules of i-Fullfillment.com, Inc. examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations.

     (e) The Representatives shall have received a letter, dated the date of delivery thereto (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this

     Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Grant Thornton LLP confirming that they are independent public accountants to BidBuyBuild, Inc. within the meaning of the Act and the applicable published Rules and Regulations and stating to the effect that, in their opinion, the financial statements and schedules of BidBuyBuild, Inc. examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations.

     (f) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by Robertson Stephens. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by Robertson Stephens. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

     (g) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of a majority-in-interest of the Underwriters (including the Representatives), is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of, and payment for, the Offered Securities.

     (h) The Representatives shall have received an opinion, dated such Closing Date, of Katten Muchin Zavis, counsel for the Company, to the effect that:

          (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, and each Subsidiary incorporated in either the state of Illinois, California or New York has been duly incorporated and is an existing corporation in good standing under the laws of the state of its formation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in the jurisdictions named in a schedule attached to such opinion;

          (ii) The Offered Securities delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities under the Delaware General Corporation Law, the Third Amended and Restated Certificate of Incorporation of the Company or, to such counsel's knowledge, any other agreement to which the Company is a party;

          (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

          (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Exchange Act;

          (v) The Company's execution, delivery and performance of this Agreement and issuance and sale of the Offered Securities will not, to the knowledge of such counsel, after due enquiry, result in a breach or violation of any of the terms and provisions of, or constitute a default under any statute, any rule, regulation generally applicable to transactions of the type contemplated by this Agreement (other than state securities or Blue Sky laws, rules or regulations and federal securities laws, rules or regulations concerning matters relating to, or the adequacy or, disclosure in the Registration Statement or Prospectus, as to which we express no opinion in this paragraph (vi)); or order of any governmental agency or body or any court having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject and which is listed on a schedule to such opinion, or the charter or by-laws of the Company or any such Subsidiary, and the Company has corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

          (vi) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and

          (vii) This Agreement has been duly authorized, executed and delivered by the Company.

     (i) The Representatives shall have received an opinion, dated such Closing Date, of Katten Muchin Zavis, counsel for the Company, to the effect that the offerings and sales of securities of the Company prior to the date of this Agreement were exempt from registration under the Securities Act.

     (j) The Representatives shall have received a letter, dated such Closing Date, from Katten Muchin Zavis, counsel for the Company, stating that no facts have come to such counsel's attention which cause it to believe that a Registration Statement, as amended by any amendment thereto, as of its effective date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented by any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required by the Act to be shown in Form S-1; and such counsel does not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required by Form S-1 or of any contracts or documents of a character required by the Act to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no view as to the financial statements and the notes thererto, financial statement schedules or other financial data contained in the Registration Statements or the Prospectus.

     (k) The Representatives shall have received an opinion, dated such Closing Date, of Kirpatrick & Lockhart LLP, special counsel for the Company, to the effect that the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

     (l) The Representatives shall have received from Shearman & Sterling, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (m) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer, President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state on behalf of the Company that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule III
     (a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Subsidiaries and the Associated Companies taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate.

     (n) The Representatives shall have received a letter, dated such Closing Date, of KPMG, LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

     (o) The Representatives shall have received letters, each dated such Closing Date, of KPMG, LLP which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

     (p) The Representatives shall have received a letter, dated such Closing Date, of Arthur Andersen LLP (Boston) which meets the requirements of subsection (c) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

     (q) The Representatives shall have received a letter, dated such Closing Date, of Arthur Andersen LLP (Chicago) which meets the requirements of subsection (d) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

     (r) The Representatives shall have received a letter, dated such Closing Date, of Grant Thornton LLP which meets the requirements of subsection (e) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Robertson Stephens may in its sole discretion waive, on behalf of the Underwriters, compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7.  Indemnification and Contribution

     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Offered Securities or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv) or (v) above, provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct and provided, further, that with respect to any preliminary prospectus, the indemnity under Section 7(a)(ii) shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company agrees to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Robertson Stephens) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company and its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Information Provided by the Underwriters. The Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the paragraphs relating to discretionary sales, concessions and re-allowances, and the information appearing under the subheadings "Purchase of Our Common Stock by Affiliates of Underwriters," "Electronic Prospectus Distribution" and "Stabilization" under the caption "Underwriting".

     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Robertson Stephens in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (f) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such party on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days of invoice to the indemnifying party.

     (h) Survival.  The indemnity and contribution agreements contained in this
Section 7 and the representation and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     (i) Acknowledgements of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

     (j) Indemnification for Directed Share Program. The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Designated Underwriter Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the failure of any Participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith of Designated Underwriter Entities.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Robertson Stephens may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Robertson Stephens and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling persons thereof, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect (provided, however, that the Company's obligations under Section 5 and 7 shall not affect the rights of the Company against any defaulting Underwriter), and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o FleetBoston Robertson Stephens, Inc., 555 California Street, Suite 2600, San Francisco, CA 94104, Attention:______________ or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at divine interVentures, inc. 4225 Naperville Road, Suite 400, Lisle, IL 60532, Attention: Larry S. Freedman, with a copy to Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, IL 60661-3693, Attention: Mark D.
Wood, provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by Robertson Stephens will be binding upon all the Underwriters.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                    Very truly yours,

                         divine interVentures, inc.

                              By_______________________________
                              Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.



     FleetBoston Robertson Stephens, Inc.

     Bear Sterns & Co. Inc.

     Donaldson, Lufkin & Jenrette Securities Corporation

     William Blair & Company, L.L.C.

     DLJdirect, Inc.

     Acting on behalf of themselves and as the Representatives of the several
       Underwriters

By: FleetBoston Robertson Stephens, Inc.

By___________________________
Title:

                                   SCHEDULE A



                   Underwriter                                      Number of
                   -----------                                   Firm Securities
                                                                 ---------------
FleetBoston Robertson Stephens, Inc.

Donaldson, Lufkin & Jenrette Securities Corporation

Bear Sterns & Co.  Inc.

William Blair & Company, L.L.C.

DLJdirect, Inc.













                                                                    ____________
          Total                                                     $
                                                                    ============

                                   SCHEDULE B

                                  Subsidiaries

Consolidated Subsidiaries - Acquired

BeautyJungle.com, Inc.
bid4real.com, inc.
i-Street, Inc.
LiveOnTheNet.com, Inc.
mindwrap, inc.
NetUnlimited, Inc.
Oilspot.com, Inc.
OpinionWare.com, Inc.
Panthera Productions, LLC
Parlano, Inc.
ViaChange.com, Inc.
WebDesign Group, Inc.
Westbound Consulting, Inc.

Consolidated Subsidiaries - Established

Brandango, inc.
Buzz divine, inc.
Dotspot, Inc.
eXperience divine, inc.
FiNterics, Inc.
Host divine, Inc.
Justice divine, inc.
Knowledge divine, inc.
OfficePlanIt.com, Inc
salespring, inc!!
sho research, Inc.
Talent divine, inc.
Xqsite, Inc.
Skyscraper Management LLC

                                   SCHEDULE C

                              Associated Companies


Aluminium.com, Inc.
BidBuyBuild, Inc.
CapacityWeb.com, Inc.
closerlook, inc.
eFiltration.com, Inc.
Emicon Group, Inc.
Entrepower, Inc.
eReliable Commerce, Inc.
Farms.com, Ltd.
i-Fulfillment, Inc.
iGive.com, inc.
iSalvage.com, Inc
LAUNCHworks inc
Martin Partners, L.L.C.
Mercantec, Inc.
Outtask.com Inc
Perceptual Robotics, inc.
PocketCard, Inc.
TV House, Inc.
Whiplash, Inc
Xippix, Inc.